As filed with the Securities and Exchange Commission on November 9, 2010

Registration No. 333-169310

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-3

ON FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Stanley Furniture Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2511	54-1272589
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

1641 Fairystone Park Highway

Stanleytown, Virginia 24168

(276) 627-2000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Glenn Prillaman

Stanley Furniture Company, Inc.

1641 Fairystone Park Highway

Stanleytown, Virginia 24168

(276) 627-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

David W. Robertson

McGuireWoods LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

(804) 775-1031

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.02 per share	4,000,000	$3.00	$12,000,000 (2)	$ 855.60
Rights to purchase Common Stock	(3)	N/A	N/A	$0 (4)

(1)	This registration statement relates to (a) the subscription rights to purchase our common stock, par value $0.02 per share and (b) shares of our common stock deliverable upon the exercise of the subscription rights.
(2)	Represents the gross proceeds from the sale of shares of our common stock assuming the exercise of all transferable subscription rights to be distributed and additional over-subscriptions up to the maximum amount contemplated in this registration statement.
(3)	Evidencing the rights to subscribe for .322226 shares of common stock, par value $0.02 per share.
(4)	Previously paid.
(5)	The rights are being issued for no consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is payable.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 3 to the Registration Statement on Form S-3 on Form S-1 (File No. 333-169310) of Stanley Furniture Company, Inc. is being filed solely to amend Part II in order to renumber certain items, to include Item 15, and to amend Item 16 to re-file exhibit 5.1. This Amendment No. 3 does not modify any provision of the preliminary prospectus contained in Part I of the registration statement. Accordingly, this Amendment No. 3 does not include a copy of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the offering of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$856
Legal fees and expenses *	$100,000
Printing fees and expenses *	$12,000
Accounting fees and expenses *	$21,000
Subscription and information agent fees and expenses *	$16,500
Miscellaneous fees and expenses *	$4,644
Total	$155,000

*	Estimated

Item 14.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a part or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that a Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

The certificate of incorporation and bylaws of the Company provides, in effect, that, to the fullest extent permitted by Delaware General Corporation Law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is a director, officer, employee or agent of the Company.

The Company’s certificate of incorporation and bylaws relieve its directors from monetary damages to the Company or its stockholders for breach of such director’s fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law. Under Section 102(7) of the Delaware General Corporation Law a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the Delaware General Corporation Law imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.

The Company has entered into indemnification agreements with each of its directors. The indemnification agreements require the Company, among other things, to indemnify each director to the fullest extent permitted by law for certain expenses incurred in a proceeding arising out of the director’s service as a director of the Company or of another company at the request of the Company.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	List of Exhibits.

Exhibit Number	Description

4.1

Restated Certificate of Incorporation of the Registrant as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q (Commission File No. 0-14938) for the quarter ended

July 2, 2005).

4.2	By-laws of the Registrant as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (Commission File No. 0-14938) filed February 3, 2010).

4.3	Form of Subscription Rights Certificate. **

4.4	Form of Subscription Agent Agreement, by and between Stanley Furniture Company, Inc. and Continental Stock Transfer & Trust Co. **

5.1	Opinion of McGuireWoods LLP as to the validity of the securities registered hereunder. *

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1). *

24.1	Powers of Attorney (as filed in our Registration Statement on Form S-3 as Exhibit 24.1 on September 10, 2010).

99.1	Form of Instructions as to use of Subscription Rights Certificates. **

99.2	Form of Notice of Guaranteed Delivery. **

99.3	Form of Letter to Stockholders who are Record Holders. **

99.4	Form of Letter to Nominee Holders Whose Clients Are Beneficial Holders. **

99.5	Form of Letter to Clients of Nominee Holders. **

99.6	Form of Beneficial Owner Election Form. **

99.7	Form of Nominee Holder Certification. **

*	Filed herewith.
**	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the registration statement on Form S-3 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henry, Virginia, on November 9, 2010.

STANLEY FURNITURE COMPANY, INC.

By:	/s/ DOUGLAS I. PAYNE
Name:	Douglas I. Payne
Title:	Executive V.P.—Finance & Administration and Secretary (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement on Form S-3 on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Albert L. Prillaman	Chairman and Director	November 9, 2010

* Glenn Prillaman	President and Chief Executive Officer (Principal Executive Officer) and Director	November 9, 2010

/S/ DOUGLAS I. PAYNE Douglas I. Payne	Executive Vice President —Finance and Administration and Secretary (Principal Financial and Accounting Officer)	November 9, 2010

* Robert G. Culp, III	Director	November 9, 2010

Michael P. Haley	Director	November , 2010

* Thomas L. Millner	Director	November 9, 2010

* T. Scott McIlhenny, Jr.	Director	November 9, 2010

*By:	/s/ DOUGLAS I. PAYNE
Douglas I. Payne Attorney-in-Fact

EXHIBIT INDEX

Exhibit

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q (Commission File No. 0-14938) for the quarter ended July 2, 2005).

4.2	By-laws of the Registrant as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (Commission File No. 0-14938) filed February 3, 2010).

4.3	Form of Subscription Rights Certificate. **

4.4	Form of Subscription Agent Agreement, dated as of [ ], 2010, by and between Stanley Furniture Company, Inc. and Continental Stock Transfer & Trust Co. **

5.1	Opinion of McGuireWoods LLP as to the validity of the securities registered hereunder. *

23.1	Consent of PricewaterhouseCoopers LLP. **

23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (as filed in our Registration Statement on Form S-3 as Exhibit 24.1 on September 10, 2010).

99.1	Form of Instructions as to use of Subscription Rights Certificates. **

99.2	Form of Notice of Guaranteed Delivery. **

99.3	Form of Letter to Stockholders who are Record Holders. **

99.4	Form of Letter to Nominee Holders Whose Clients Are Beneficial Holders. **

99.5	Form of Letter to Clients of Nominee Holders. **

99.6	Form of Beneficial Owner Election Form. **

99.7	Form of Nominee Holder Certification. **

*	Filed herewith.
**	Previously filed.